Exhibit 4.2

Warrant #PA-04-2021-27

PURCHASE WARRANT

Issued to:

Paulson Investment Company, LLC

Exercisable to Purchase

1,365,175 Shares of Common Stock

of

Cipherloc Corporation

Issue Date: April 16, 2021

Expiration Date: April 16, 2031

THE WARRANT REPRESENTED BY THIS WARRANT AND THE SHARES ISSUABLE UPON EXERCISE THEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. THE SECURITIES MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED, EXCEPT (1) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OR (2) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, IN EACH CASE IN ACCORDANCE WITH ALL APPLICABLE STATE SECURITIES LAWS AND THE SECURITIES LAWS OF OTHER JURISDICTIONS, AND, IN THE CASE OF A TRANSACTION EXEMPT FROM REGISTRATION, UNLESS THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO IT THAT SUCH TRANSACTION DOES NOT REQUIRE REGISTRATION UNDER THE SECURITIES ACT AND SUCH OTHER APPLICABLE LAWS.

This is to certify that, as of April 16, 2021, for value received and subject to the terms and conditions set forth below, the Warrantholder is entitled to purchase, and the Company promises and agrees to sell and issue to the Warrantholder, at any time on or after the Initial Exercise Date and on or before the Expiration Date, up to 1,365,175 shares of Common Stock at the per share Exercise Price pursuant to this Warrant (the “Warrant”).

This Warrant is issued by the Company pursuant to Section 2(b) of the Placement Agent Agreement, subject to the following terms and conditions:

1. Definitions of Certain Terms. Except as may be otherwise clearly required by the context, the following terms have the following meanings:

(a) “Cashless Exercise” means an exercise of a Warrant in which the Warrantholder elects to pay the Exercise Price with Warrant Shares in lieu of payment in cash.

(b) “Closing Date” means April 16, 2021, the date on which the closing of the Offering occurred.

(c) “Common Stock” means the common stock, par value $0.01 per share, of the Company.

(d) “Company” means Cipherloc Corporation.

(e) “Exercise Price” means $0.18 per share of Common Stock.

(f) “Offering” means the offering of securities made pursuant to the Offering Materials and the Placement Agent Agreement.

(g) “Offering Materials” means the transaction documents and related investment materials described in the Placement Agent Agreement.

(h) “Placement Agent Agreement” means that certain Placement Agent Agreement, dated as of January 11, 2021, between the Company and Paulson Investment Company, LLC.

(i) “Securities Act” means the Securities Act of 1933, as amended.

(j) “Warrant Shares” means the shares of Common Stock for which this Warrant is exercisable.

(k) “Warrantholder” means the record holder of the Warrant.

2. Exercise of Warrant.

(a) All or any part of the Warrant may be exercised commencing on the Closing Date (the “Initial Exercise Date”) and ending at 5:00 p.m. Pacific Time on the ten-year anniversary of the Closing Date (the “Expiration Date”) by surrendering this Warrant, together with the aggregate Exercise Price and appropriate instructions included on the Exercise Form attached hereto as Exhibit A (“Notice of Exercise”), duly executed by the Warrantholder or by its duly authorized attorney, at the office of the Company, 6836 Bee Caves Road, Building 1, Suite 279, Austin, TX 78746; or at such other office or agency as the Company may designate. The date on which the Company receives the Notice of Exercise shall be the date of exercise.

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(b) If the Warrantholder elects a Cashless Exercise, the Warrantholder shall surrender shares of Common Stock equal in value to the Exercise Price as payment of the Exercise Price with its Notice of Exercise as provided in Section 2(b), and the Company shall issue to the Warrantholder a number of shares of Common Stock computed using the following formula:

Where:	X	=	The number of shares of Common Stock to be issued to the Warrantholder pursuant to a Cashless Exercise

	Y	=	The number of shares of Common Stock in respect of which the Cashless Exercise election is made

	A	=	The fair market value of one share of Common Stock at the time the Cashless Exercise election is made

	B	=	The Exercise Price (as adjusted to the date of the Cashless Exercise)

For purposes of this Section 2(b), the fair market value of one share of Common Stock as of a particular date shall be determined as follows: (i) if traded on a national securities exchange, the value shall be deemed to be the closing price of the Common Stock on such exchange on the day prior to the Cashless Exercise; (ii) if traded over-the-counter, the value shall be deemed to be the mean of the closing bid and ask price of the Common Stock on the day prior to the Cashless Exercise; and (iii) if there is no active public market, the value shall be equal to the lower of (1) the most recent value of the Company’s Common Stock or Common Stock equivalent granted to an employee or consultant and (2) the most recent issue or sale price of the Company’s Common Stock.

(c) Subject to the provisions below, upon receipt of the Notice of Exercise, this Warrant and payment in full in cash or in surrender of Warrant Shares, the Company shall promptly issue the Warrant Shares to the Warrantholder pursuant to the instructions in the Notice of Exercise. If the Warrantholder requests book-entry shares, the Company shall cause the Warrant Shares to be transmitted by its transfer agent to the Warrantholder by crediting the account of the Warrantholder or its designee with The Depository Trust Company through its Deposit or Withdrawal at Custodian system (“DWAC”) if the Company is then a participant in that system and either (i) there is an effective registration statement or applicable exemption permitting the issuance of the Warrant Shares to or resale of the Warrant Shares by the Warrantholder or (ii) this Warrant is being exercised by Cashless Exercise. The Company agrees to maintain a transfer agent that is a participant in the FAST program so long as this Warrant remains outstanding and exercisable. If the Company is not a DWAC participant or the Warrantholder requests a physical certificate representing the Warrant Shares, the Company shall issue and deliver a physical certificate representing the Warrant Shares to the Warrantholder. The Warrant Shares to be obtained on exercise of the Warrant will be deemed to have been issued, and any person exercising the Warrant will be deemed to have become a holder of record of those Warrant Shares, as of the later of (i) the date the Company receives the Notice of Exercise and (ii) the date the Company receives available funds in cash in payment of the Exercise Price (the “Notice Date”). If the Warrant Shares are delivered via DWAC or by physical delivery, the Company must deliver the Warrant Shares within two business days of the Notice Date (the “Warrant Share Delivery Date”).

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(d) If the Company does not deliver the Warrant Shares by the Warrant Share Delivery Date, the Company shall pay to the Warrantholder, in cash, as liquidated damages and not as a penalty, for each $1,000 of Warrant Shares subject to such exercise (based on the value of the Common Stock on the date of the applicable Notice of Exercise), $10 per business day (increasing to $20 per business day on the fifth business day after such liquidated damages begin to accrue) for each business day after the Warrant Share Delivery Date until the Warrant Shares are delivered or Warrantholder rescinds its Notice of Exercise.

(e) No fractional shares of Common Stock will be issued in connection with the exercise of the Warrant. If an exercise of the Warrant would result in a fractional Warrant Share, the number of Warrant Shares to be issued shall be rounded to the nearest whole number.

(f) Upon the exercise of the Warrant and at the request of the Warrantholder, the Company shall engage counsel to issue any legal opinion required to sell or otherwise transfer the Warrant Shares and pay for the provision of the legal opinion and any associated costs.

(g) If fewer than all the Warrant Shares purchasable under the Warrant are purchased, the Company will, upon such partial exercise, execute and deliver to the Warrantholder a new Warrant (dated the date hereof), in form and tenor similar to this Warrant, evidencing that portion of the Warrant not exercised.

(h) Notwithstanding the foregoing, in no event shall Warrant Shares be issued, and the Company is authorized to refuse to honor the exercise of the Warrant, if exercise of the Warrant would result in the opinion of the Company’s Board of Directors, upon advice of counsel, in the violation of any law.

3. Adjustments in Certain Events. The number, class, and price of Warrant Shares for which this Warrant may be exercised are subject to adjustment from time to time as follows:

(a) Adjustment for Stock Splits and Combinations. If the outstanding shares of the Company’s Common Stock are divided into a greater number of shares or a dividend in stock is paid on the Common Stock, the number of shares of Common Stock for which the Warrant is then exercisable will be proportionately increased and the Exercise Price will be proportionately reduced; and, conversely, if the outstanding shares of Common Stock are combined into a smaller number of shares of Common Stock, the number of shares of Common Stock for which the Warrant is then exercisable will be proportionately reduced and the Exercise Price will be proportionately increased. The increases and reductions provided for in this Section 3(a) will be made with the intent and, as nearly as practicable, the effect that neither the percentage of the total equity of the Company obtainable on exercise of the Warrant nor the price payable for such percentage upon such exercise will be affected by any event described in this Section 3(a). Any adjustment made pursuant to this Section 3(a) shall become effective immediately after the record date for the determination of shareholders entitled to receive such dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision or combination.

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(b) Adjustment for Merger or Reorganization. In case of any change in the Common Stock through merger, consolidation, reclassification, reorganization, partial or complete liquidation, purchase of substantially all the assets of the Company, or other change in the capital structure of the Company, then, as a condition of such change, lawful and adequate provision will be made so that the Warrantholder will have the right thereafter to receive upon the exercise of the Warrant the kind and amount of shares of stock or other securities or property to which the Warrantholder would have been entitled if, immediately prior to such event, the Warrantholder had held the number of shares of Common Stock obtainable upon the exercise of the Warrant. In any such case, appropriate adjustment will be made in the application of the provisions set forth herein with respect to the rights and interest thereafter of the Warrantholder, to the end that the provisions set forth herein will thereafter be applicable, as nearly as reasonably may be, in relation to any shares of stock or other securities or property thereafter deliverable upon the exercise of the Warrant. The Company will not permit any change in its capital structure to occur unless the issuer of the shares of stock or other securities to be received by the holder of this Warrant, if not the Company, agrees to be bound by and comply with the provisions of this Warrant.

(c) Adjustment Upon Issuance of Additional Shares of Common Stock. If and whenever on or after the date hereof, the Company issues or sells (or is deemed to have issued or sold) any shares of Common Stock for consideration per share less than the Exercise Price in effect immediately prior to that issuance or sale, then the Exercise Price shall be reduced, concurrently with the issuance or sale, to a price (calculated to the nearest one-hundredth of one cent) determined in accordance with the following formula:

CP2 = CP1*(A + B) ÷ (A + C).

For purposes of the foregoing formula, the following definitions shall apply:

“CP2” shall mean the Exercise Price in effect immediately after such issuance or deemed issuance of Additional Shares of Common Stock;

“CP1” shall mean the Exercise Price in effect immediately prior to such issuance or deemed issuance of Additional Shares of Common Stock;

“A” shall mean the number of shares of Common Stock outstanding immediately prior to such issuance or deemed issuance of Additional Shares of Common Stock (treating for this purpose as outstanding all shares of Common Stock issuable upon exercise of Options outstanding immediately prior to such issuance or deemed issuance or upon conversion or exchange of Convertible Securities outstanding (assuming exercise of any outstanding Options therefor) immediately prior to such issue);

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“B” shall mean the number of shares of Common Stock that would have been issued if such Additional Shares of Common Stock had been issued or deemed issued at a price per share equal to CP1 (determined by dividing the aggregate consideration received by the Company in respect of such issue by CP1); and

“C” shall mean the number of such Additional Shares of Common Stock issued in such transaction.

(d) Right to Distributions. If securities of the Company or securities of any subsidiary of the Company are distributed pro rata to holders of Common Stock, such number of securities will be distributed to the Warrantholder or its assignee upon exercise of its rights hereunder as such Warrantholder or assignee would have been entitled to if this Warrant had been exercised prior to the record date for such distribution. The provisions with respect to adjustment of the Common Stock provided in this Section 3 will also apply to the securities to which the Warrantholder or its assignee is entitled under this Section 3(d).

(e) Certificate of Adjustments. When any adjustment is required to be made in the number of Warrant Shares issuable upon exercise of the Warrant, the Company will promptly determine the new number of Warrant Shares and shall (i) prepare and retain on file a statement in its corporate records describing in reasonable detail the method used in arriving at the new number of Warrant Shares and (ii) cause a copy of such statement to be mailed to the Warrantholder within 30 days after the date of the event giving rise to the adjustment.

(f) Special Definitions. For the purposes of this Section 3, the following definitions shall apply:

(i) “Option” shall mean rights, options or warrants to subscribe for, purchase or otherwise acquire Common Stock or Convertible Securities.

(ii) “Convertible Securities” shall mean any evidences of indebtedness, shares or other securities directly or indirectly convertible into or exchangeable for Common Stock, but excluding Options.

(iii) “Additional Shares of Common Stock” shall mean all shares of Common Stock issued or deemed to be issued by the Company after the date hereof, other than (1) shares of Common Stock, Options or Convertible Securities issued by reason of a dividend, stock split, split-up or other distribution on shares of Common Stock that is covered by this Section 3; (2) shares of Common Stock or Convertible Securities actually issued upon the exercise of Options or shares of Common Stock actually issued upon the conversion or exchange of Convertible Securities, in each case provided such issuance is pursuant to the terms of such Option or Convertible Security; and (3) shares of Common Stock deemed issued pursuant to the following Options and Convertible Securities (clauses (1) through (3), collectively, “Exempted Securities”).

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4. Reservation of Shares. The Company agrees that the number of shares of Common Stock sufficient to provide for the exercise of the Warrant upon the basis set forth above will, at all times during the term of the Warrant, be reserved for issuance.

5. Validity of Shares. All Warrant Shares delivered upon the exercise of the Warrant will be duly and validly issued in accordance with their terms and, upon payment of the Exercise Price, will be fully paid and non-assessable. The Company will pay all documentary and transfer taxes, if any, in respect of the original issuance thereof upon exercise of the Warrant.

6. Transferability.

(a) Subject to compliance with any applicable securities laws, the Warrant may be transferred to individuals who are members, a partner, officer or other representative, affiliate or stakeholder of Paulson Investment Company, LLC. The Warrant may be divided or combined, upon request to the Company by the Warrantholder, into additional Warrants evidencing the same aggregate number of Warrant Shares. Any such transfer shall be effected upon surrender of this Warrant at the principal office of the Company or its designated agent, together with a written assignment of the Warrant substantially in the form attached hereto as Exhibit B duly executed by the Warrantholder or its agent or attorney and funds sufficient to pay any transfer taxes payable upon the making of such transfer. Upon such surrender and, if required, such payment, the Company shall execute and deliver a new Warrant or Warrants in the name of the assignee or assignees, as applicable, and in the denomination or denominations specified in such instrument of assignment, and shall issue to the assignor a new Warrant evidencing the portion of the Warrant not so assigned, and this Warrant shall promptly be cancelled.

7. Securities Act Compliance. The Warrantholder hereby represents: (a) that this Warrant and any Warrant Shares will be acquired for investment for the Warrantholder’s own account and not with a view to the resale or distribution of any part thereof, and (b) that the Warrantholder is an accredited investor as defined in Rule 501(a) of Regulation D promulgated under the Securities Act. The Company may place conspicuously upon each certificate representing the Warrant Shares a legend substantially in the following form, the terms of which are agreed to by the Warrantholder:

“THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. THE SECURITIES MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT (1) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OR (2) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, IN EACH CASE IN ACCORDANCE WITH ALL APPLICABLE STATE SECURITIES LAWS AND THE SECURITIES LAWS OF OTHER JURISDICTIONS AND, IN THE CASE OF A TRANSACTION EXEMPT FROM REGISTRATION, UNLESS THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO IT THAT SUCH TRANSACTION DOES NOT REQUIRE REGISTRATION UNDER THE SECURITIES ACT AND SUCH OTHER APPLICABLE LAWS.”

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8. No Rights as a Shareholder. Except as otherwise provided herein, the Warrantholder will not, by virtue of ownership of the Warrant, be entitled to any rights of a shareholder of the Company but will, upon written request to the Company, be entitled to receive such quarterly or annual reports as the Company distributes to its shareholders.

9. Notice. Any notices required or permitted to be given hereunder will be in writing and may be served personally or by mail, including by e-mail; and if served will be addressed as follows:

If to the Company:	Cipherloc Corporation Attn: Ryan Polk 6836 Bee Caves Road Building 1, Suite 279 Austin, TX 78746 Email: ryan@cipherloc.net

If to the Warrantholder:	c/o Paulson Investment Company, LLC 2141 W. North Ave., 2nd Floor Chicago, Illinois 60647 Attention: Paulson Investment Company, LLC

With a copy (which shall not constitute notice) to:	Harter Secrest & Emery LLP 1600 Bausch & Lomb Place Rochester, NY 14604 Attention: James M. Jenkins, Esq.

Any notice so given by mail will be deemed effectively given 48 hours after mailing when deposited in the United States mail, registered or certified mail, return receipt requested, postage prepaid and addressed as specified above. Any notice given by e-mail must be accompanied by confirmation of receipt, and will be deemed effectively given upon confirmation of such receipt. Any party may by written notice to the other specify a different address for notice purposes.

10. Miscellaneous.

(a) Applicable Law and Jurisdiction. Any disputes arising under or relating to this Warrant shall be submitted to binding arbitration in New York, New York under the auspices of FINRA Dispute Resolution. The decision of the arbitrator will be final, conclusive and binding on the parties to the arbitration. Judgment may be entered on the arbitrator’s decision in any court having jurisdiction. The Company and Warrantholder shall each pay one-half of the costs and expenses of such arbitration, and each shall separately pay its counsel fees and expenses. Notwithstanding the foregoing, the Warrantholder may bring an action solely for equitable, declaratory, or injunctive relief relating to its rights and the Company’s obligations under this Warrant in the federal or state courts of New York County, and the Company hereby waives any objection to the laying of venue or jurisdiction in those courts.

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(b) Remedies. The Warrantholder, in addition to being entitled to exercise all rights granted by law, including recovery of damages, is entitled to specific performance of its rights and the Company’s duties under this Warrant. The Company agrees that monetary damages would not be adequate compensation for any loss incurred by reason of the Company’s breach of the provisions of this Warrant and the Company hereby agrees to waive and not to assert the defense that a remedy at law would be adequate in any action for specific performance relating to this Warrant.

(c) Loss, Theft, Destruction or Mutilation of Warrant. The Company covenants that upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Warrant or any stock certificate relating to the Warrant Shares, and in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to it (which, in the case of the Warrant, shall not include the posting of any bond), and upon surrender and cancellation of such Warrant or stock certificate, if mutilated, the Company will make and deliver a new Warrant or stock certificate of like tenor and dated as of such cancellation, in lieu of such Warrant or stock certificate.

(d) Non-Waiver and Expenses. No course of dealing or any delay or failure to exercise any right hereunder on the part of the Warrantholder shall operate as a waiver of such right or otherwise prejudice the Warrantholder’s rights, powers or remedies. Without limiting any other provision of this Warrant, if the Company willfully and knowingly fails to comply with any provision of this Warrant, which results in any material damages to the Warrantholder, the Company shall pay to the Warrantholder such amounts as shall be sufficient to cover any reasonable costs and expenses including, but not limited to, reasonable attorneys’ fees, including those of appellate proceedings, incurred by the Warrantholder in collecting any amounts due pursuant hereto or in otherwise enforcing any of its rights, powers or remedies hereunder.

(e) Limitation of Liability. No provision hereof, in the absence of any affirmative action by the Warrantholder to exercise this Warrant to purchase Warrant Shares, and no enumeration herein of the rights or privileges of the Warrantholder, shall give rise to any liability of the Warrantholder for the purchase price of any Common Stock or as a stockholder of the Company, whether such liability is asserted by the Company or by creditors of the Company.

(f) Successors and Assigns. This Warrant may be assigned by the Warrantholder in accordance with applicable securities laws, this Warrant and the rights and obligations evidenced hereby shall inure to the benefit of and be binding upon the successors and permitted assigns of the Company and the successors and permitted assigns of Warrantholder. The provisions of this Warrant are intended to be for the benefit of any Warrantholder from time to time of this Warrant and shall be enforceable by the Warrantholder or holder of Warrant Shares.

(g) Amendment. This Warrant may be modified or amended or the provisions hereof waived with the written consent of the Company and the Warrantholder.

(h) Severability. Wherever possible, each provision of this Warrant shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Warrant shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provisions or the remaining provisions of this Warrant.

(i) Headings. The headings used in this Warrant are for the convenience of reference only and shall not, for any purpose, be deemed a part of this Warrant.

[Signature page follows.]

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IN WITNESS WHEREOF, the Company has caused this Warrant to be executed by its officer thereunto duly authorized as of the date first above indicated.

Cipherloc Corporation

By:
Name:	Ryan Polk
Title:	Chief Financial Officer

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Exhibit A

EXERCISE FORM

(To Be Executed by the Warrantholder to Exercise the Warrant)

TO:	Cipherloc Corporation

(1)	The undersigned hereby irrevocably elects to exercise the right to purchase _________ shares of Common Stock, represented by the enclosed Warrant as follows:

[ ]	Exercise for Cash. Pursuant to Section 2(a) of the Warrant, the Warrantholder hereby elects to exercise the Warrant for cash and tenders payment herewith (or has made a wire transfer) to the order of Cipherloc Corporation in the amount of $____________.

[ ]	Cashless Exercise. Pursuant to Section 2(b) of the Warrant, the Warrantholder hereby elects to exercise the Warrant on a cashless basis.

(2)	The undersigned requests that the applicable number of shares of Common Stock be issued as follows pursuant to Section 2(c) of the Warrant:

[ ]	Book-Entry Shares to be delivered via DWAC.

[ ]	Certificated Shares to be delivered to the address below.

(3)	The undersigned requests that the applicable number of shares of Common Stock be issued and delivered to the following address:

Name:	_____________________________
DWAC Account Number: ____________________(if applicable)
Address:	_____________________________
_____________________________
Email:	_____________________________

(4)	The undersigned understands, agrees and recognizes that:

	a.	No federal or state agency has made any finding or determination as to the fairness of the investment or any recommendation or endorsement of the securities.

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	b.	All certificates evidencing the shares of Common Stock, if any, may bear a legend substantially similar to the legend set forth in Section 7 of the Warrant regarding resale restrictions.

(5)	The undersigned acknowledges that the undersigned has received, read and understood the Warrant and agrees to abide by and be bound by its terms and conditions.

Dated: _____________, 20___.

By:
Name:
Title:

Note: Signature must correspond with the name as written upon the face of the Warrant in all respects, without alteration or enlargement or any change whatsoever.

[Placement Agent Warrant Exercise Form]

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Exhibit B

ASSIGNMENT FORM

(To assign the foregoing Warrant, execute this form and supply required information. Do not use this form to purchase shares.)

TO: Cipherloc Corporation

FOR VALUE RECEIVED, the foregoing Warrant and all rights evidenced thereby are hereby assigned to:

Name:
(Please Print)

Address:

Phone Number:

Email Address:

Date:

Warrantholder’s Signature:

Warrantholder’s Name:
(Please Print)

[Placement Agent Warrant Assignment Form]

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